The Adams Express Company
                             Seven St. Paul Street
                           Baltimore, Maryland 21202

                               ----------------
                           NOTICE OF ANNUAL MEETING
                                                              February 16, 2001

To the Stockholders of


     THE ADAMS EXPRESS COMPANY:


     Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the "Company"), will be held at the Radisson Hotel at Cross Keys, 5100 Falls Road, Baltimore, Maryland, on Tuesday, March 27, 2001, at 11:00 a.m., for the following purposes:

       (a) to elect directors as identified in the Proxy Statement for the ensuing year;

       (b) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Company for or during the year ending December 31, 2001; and

       (c) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record, as shown by the transfer books of the Company, at the close of business on February 16, 2001, are entitled to notice of and to vote at this meeting.



                               By order of the Board of Directors,



                                            LAWRENCE L. HOOPER, JR.
                                 Vice President, Secretary and General Counsel

Baltimore, MD

     Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay.

                           The Adams Express Company
                             Seven St. Paul Street
                           Baltimore, Maryland 21202

                                 -------------
                                Proxy Statement
                                -------------

     The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the "Company"), will be held Tuesday, March 27, 2001, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 23, 2001.

     At the Annual Meeting, action is to be taken on (a) the election of a Board of Directors; (b) the ratification of the selection of independent accountants; and (c) the transaction of such other business as may properly come before the meeting.

     Except for Proposals (a) and (b) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Company, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors and for Proposal (b) referred to above. Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

     The Company will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers, regular employees, and agents of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.


Shares Outstanding and Entitled to be Voted at Meeting

     Only stockholders of record at the close of business February 16, 2001, may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 81,958,362. Each share is entitled to one vote. The Company has no other class of security outstanding. For Proposal (a), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (b) referred to above requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Company's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at this meeting. Proxies received by the Company that are marked "withhold authority" or abstain, or that constitute a broker non-vote, are counted as present for purposes of determining a quorum at the meeting. Broker non-votes are shares held in the name of a broker or nominee for which the broker or nominee indicates that instructions have not been received from the beneficial owner or person entitled to vote and the broker or nominee does not have discretionary voting power. Proxies marked "withhold authority", abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (a) and (b), above.

     As of December 31, 2000, the Company knows of no person or group of persons that owns beneficially more than 5 percent of the outstanding Common Stock of the Company, except as set forth immediately below. According to a
Schedule 13G filed with the Securities and Exchange Commission on January 30, 2001, Erik E. Bergstrom and related persons, directly and indirectly, own 5,292,950 shares of Common Stock of the Company, which represents 6.45% of the Company's outstanding Common Stock. Mr. Bergstrom disclaimed beneficial ownership of certain of these shares. Mr. Bergstrom's address is P.O. Box 126, Palo Alto, CA 94302.


(a) NOMINEES FOR ELECTION AS DIRECTORS

     Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

  Enrique R. Arzac      W. D. MacCallan      John J. Roberts
  Daniel E. Emerson     W. Perry Neff        Susan C. Schwab
  Thomas H. Lenagh      Douglas G. Ober+     Robert J. M. Wilson
                        Landon Peters

     If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Company.
----------
+ Mr. Ober is an "interested person," as defined by the Investment Company Act of 1940, because he is an officer of the Company.

Information as to Nominees for Election as Directors (as of December 31, 2000)

     Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Company, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director and the number of shares of Common Stock of the Company beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all the directors and officers of the Company as a group.

                                                                                                            Shares of
                                                                                                              Common
                                                                                                Has           Stock
                                                                                              been a       Beneficially
                       Name, Age, Positions with the Company, Other                          Director         Owned
                       Principal Occupations and Other Affiliations                            since       (a)(b)(c)(d)
-----------------------------------------------------------------------------------------   ----------   ---------------
Enrique R. Arzac, 59, Professor of Finance and Economics, formerly Vice Dean of               1983             8,392
   Academic Affairs of the Graduate School of Business, Columbia University. Director
   of Petroleum & Resources Corporation* and Credit Suisse Asset Management
   Funds (investment companies).

Daniel E. Emerson, 76, Retired Executive Vice President of NYNEX Corporation, retired         1982            17,962
   Chairman of the Board of both NYNEX Information Resources Co. and NYNEX
   Mobile Communications Co. Previously, Executive Vice President and Director of
   New York Telephone Company. Presently, Chairman, The National YMCA Fund,
   Inc., Director of Petroleum & Resources Corporation.

Thomas H. Lenagh, 82, Financial Advisor, Chairman of the Board, Inrad Corp. (crystals),       1968             2,493
   formerly Chairman of the Board and Chief Executive Officer of Greiner Engineering
   Inc. (formerly Systems Planning Corp.) (consultants), formerly financial vice president, Aspen Institute (research), and financial advisor and prior thereto
   Treasurer of the Ford Foundation (charitable foundation). Director of Gintel Fund,
   Clemente Strategic Fund, and Petroleum & Resources Corporation (investment companies). Director of ICN Pharmaceuticals, Inc., ASD Group (electronic contract manufacturing), and China Light Industry Fund.

W. D. MacCallan, 73, Retired Chairman of the Board and Chief Executive Officer of the         1971           147,420
   Company. Director, former Chairman of the Board and Chief Executive Officer of
   Petroleum & Resources Corporation. Formerly, consultant to the Company and
   Petroleum & Resources Corporation. Previously, Director of the Hanover Funds, Inc.
   and the Hanover Investment Funds, Inc. (investment companies). Presently,
   Trustee, Chase Vista and Chase funds (68 funds).

W. Perry Neff, 73, Private Financial Consultant, Retired Executive Vice President of          1987             4,861
   Chemical Bank. Director of Petroleum & Resources Corporation. Previously,
   Chairman of the Board and Director of the Hanover Funds, Inc. and the Hanover
   Investment Funds, Inc. (investment companies) and a Director of Van Deventer &
   Hoch (investment company). Presently, Trustee, Chase Vista and Chase funds (68 funds).

**Douglas G. Ober, 54, Chairman of the Board and Chief Executive Officer of the               1989            99,559(e)
  Company since April 1, 1991. Chairman of the Board, Chief Executive Officer and
  Director of Petroleum & Resources Corporation.

----------
*   Non-controlled affiliate of the Company.
** Mr. Ober is an "interested person," as defined by the Investment Company Act of 1940, because he is an officer of the Company.

                                                                                                            Shares of
                                                                                                              Common
                                                                                                 Has          Stock
                                                                                               been a      Beneficially
                       Name, Age, Positions with the Company, Other                           Director        Owned
                       Principal Occupations and Other Affiliations                             since      (a)(b)(c)(d)
------------------------------------------------------------------------------------------   ----------   -------------
Landon Peters, 70, Private Investor, previously Investment Manager, Y.M.C.A.                    1974           5,811
  Retirement Fund. Formerly Executive Vice President and Treasurer and prior thereto
  Senior Vice President and Treasurer of The Bank of New York. Director of Petroleum &
  Resources Corporation.

John J. Roberts, 78, Senior Advisor, formerly Vice-Chairman, External Affairs, American         1976           7,843
  International Group, Inc. (insurance). Formerly Chairman and Chief Executive Officer of American International Underwriters Corporation (insurance). Previously President of American International Underwriters Corporation-U.S./Overseas Operations.
  Honorary Director of American International Group, Inc. and Director of Petroleum &
  Resources Corporation.

Susan C. Schwab, 45, Dean of the School of Public Affairs at the University of Maryland,        2000             581
  College Park. Formerly, Director of Corporate Business Development at Motorola, Inc.
  Also served as an Assistant Secretary of Commerce for the U.S. and Foreign
  Commercial Service of the U.S. Department of Commerce. Director of Calpine Corp.
  (energy) and Petroleum & Resources Corporation.

Robert J. M. Wilson, 80, Retired President of the Company. Director and retired                 1975          45,814
  President of Petroleum & Resources Corporation.

Directors and Executive Officers as a group.                                                                 731,919

----------
(a) To the Company's knowledge, other than shares referred to in footnote (c) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name, except Mr. Lenagh, who has only investment power.

(b) Of the amount shown as beneficially owned by the directors and executive officers as a group, 221,514 shares were held by the Trustee under the Employee Thrift Plan of the Company.

(c) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below) held by Mr. Ober (64,581 shares) and directors and executive officers as a group (267,122 shares). Mr. Ober and the other officers with shares subject to option all disclaim beneficial ownership of those shares.

(d) Calculated on the basis of 82,292,262 shares outstanding on December 31, 2000, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned 0.9% of the Common Stock outstanding.

(e) Of the amount shown, 34,892 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Company.

     The nominees for election as directors of the Company identified above are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation ("Petroleum"), the Company's non-controlled affiliate, of which the Company owned 1,913,761 shares or approximately 9.1% of the outstanding Common Stock on December 31, 2000.


Section 16(a) Beneficial Ownership Reporting Compliance

     Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Company's securities. Based upon a review of filings with the Securities and Exchange Commission and written representation that no other reports are required, the Company has no reason to believe that any such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2000, with the exception that,
a) following her election as a director of the Company, Ms. Schwab's Form 3 was filed after the 10 day filing period, b) Mr. Neff failed to file a Form 4 for two transactions in which he sold shares of the Company, and c) Mr. Peters failed to file a Form 4 for one transaction in which his wife sold shares she owned of the Company.


Information as to Other Executive Officers

     Set forth below are the names, ages and positions with the Company of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.

     Ms. Maureen A. Jones, 53, has served as Vice President since January 1, 1998, and as Treasurer since January 1, 1993.

     Mr. Richard F. Koloski, 56, has served as Executive Vice President since January 1, 1986.

     Mr. Joseph M. Truta, 56, has served as President since April 1, 1986.

     Mr. Lawrence L. Hooper, Jr., 48, has served as Vice President since March 30, 1999, and as Secretary and General Counsel since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

                                                            Shares of
                                                             Common
                                                              Stock
                                                          Beneficially
 Security Ownership of Management of the Company (a)          Owned
                 Name                                    (b) (c) (d) (e)
                 ----                                   ----------------
          Maureen A. Jones ..........................         21,288
          Richard F. Koloski ........................        124,530
          Joseph M. Truta ...........................        231,410
          Lawrence L. Hooper, Jr. ...................         13,955

----------
(a) As of December 31, 2000. Share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.

(b) To the Company's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.

(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company: Ms. Jones (9,136 shares), Mr. Koloski (42,142 shares), Mr. Truta (127,993 shares), and Mr. Hooper (7,351 shares).

(d) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below), held by Ms. Jones (12,152 shares), Mr. Koloski (82,388 shares), Mr. Truta (101,430 shares), and Mr. Hooper (6,571 shares). These officers disclaim beneficial ownership of those shares.

(e) Calculated on the basis of 82,292,262 shares of Common Stock outstanding on December 31, 2000, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.


Board Meetings and Committees of the Board

     Overall attendance at the thirteen meetings of the Board held in 2000 was approximately 94%. Each Director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of Committees of the Board on which he or she served in 2000.


Audit Committee

     Messrs. Emerson, Lenagh, Neff and Peters, each of whom is an independent director, as such is defined by the Rules of the New York Stock Exchange, constitute the membership of the Board's standing Audit Committee, which met twice in 2000. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in January 2001. A copy of the written charter is attached as an appendix hereto. Set forth below is the report of the Audit Committee:


      Audit Committee Report

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report of the Company with the Company's management and the independent auditors.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the written disclosures submitted to the Committee by the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Respectfully submitted on February 16, 2001 by the members of the Audit Committee of the Board of Directors:

                             Landon Peters, Chairman
                             Daniel E. Emerson
                             Thomas H. Lenagh
                             W. Perry Neff


Compensation Committee

     Messrs. Lenagh, MacCallan, and Wilson, and Ms. Schwab, constitute the membership of the Board's standing Compensation Committee, which met three times during 2000. The Compensation Committee reviews and recommends changes in the salaries of directors, executive officers, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Company are eligible to participate.


Executive Committee

     Messrs. Arzac, MacCallan, Neff, Ober*, and Roberts, and Ms. Schwab, constitute the membership of the Board's standing Executive Committee, which met twice during 2000. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company's By-laws, or Board resolution. The Executive Committee also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.


Retirement Benefits Committee

     Messrs. Arzac, Emerson, Peters, Roberts, and Wilson are the director members of the standing Retirement Benefits Committee of the Company, which administers the Employees' Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Company. This Committee met once during 2000.


Board of Directors Compensation

     During 2000, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $500 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee, except for the Executive Committee, receives an additional fee of $500 for each committee meeting attended. The total amount of fees paid to "disinterested person" directors in 2000 was $188,750.

----------
     * Mr. Ober is an "interested person."

Transactions with Petroleum & Resources Corporation

     The Company shares certain expenses with Petroleum, of which all of the above-named nominees are also directors. Prior to April 1, 2000, these expenses were initially paid by the Company, which was reimbursed by Petroleum either in proportion to the size of the respective investment portfolios of the two companies or, where possible, on an actual usage basis. In 2000, Petroleum's share of such expenses that were handled in this fashion was $125,083 for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel. Beginning on April 1, 2000, such expenses were paid by the Company and, on the date the payment was made, Petroleum simultaneously paid to the Company its allocated share of such expenses.


Audit Fees

     The aggregate fees billed by the Company's independent auditors, PricewaterhouseCoopers LLP, for professional services rendered for the audits of the Company's annual and semi-annual financial statements for 2000 and the reviews of the financial statements contained in the First and Third Quarter reports in 2000 was $47,293.


Financial Information Systems Design and Implementation Fees

     No such fees were billed to the Company by its auditors during 2000.


All Other Fees

     The aggregate fees billed for services to the Company by PricewaterhouseCoopers LLP, other than the services referenced above, for 2000 was $8,839.

     The Board's Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining
PricewaterhouseCoopers LLP's independence.

Remuneration of Directors and Others

     The following table sets forth for each of the persons named below the aggregate current remuneration received from the Company during the fiscal year ended December 31, 2000, for services in all capacities:

                                                                                 Pension or
                                                                                 Retirement          Estimated
                                                                              Benefits Accrued        Annual
                                                       Aggregate               During the Last     Benefits upon
Name of Person          Position             Remuneration (1) (2) (3) (4)      Fiscal Year (5)      Retirement
-------------------     -----------------   ------------------------------   ------------------   --------------
Douglas G. Ober         Chairman of the
                          Board and Chief
                          Executive
                          Officer (A)                  $486,644                      --              $342,524
Joseph M. Truta         President                       312,840                      --               172,865
Richard F. Koloski      Executive Vice
                          President                     138,300                      --                62,700
Enrique R. Arzac        Director (A)(D)                  22,000                      N/A                N/A
Daniel E. Emerson       Director (B)(D)                  21,000                      N/A                N/A
Thomas H. Lenagh        Director (B)(C)                  22,000                      N/A                N/A
W. D. MacCallan         Director (A)(C)                  21,000                      N/A                N/A
W. Perry Neff           Director (A)(B)                  19,500                      N/A                N/A
Landon Peters           Director (B)(D)                  21,500                      N/A                N/A
John J. Roberts         Director (A)(D)                  19,500                      N/A                N/A
Susan C. Schwab         Director (A)(C)                  20,250                      N/A                N/A
Robert J. M. Wilson     Director (C)(D)                  22,000                      N/A                N/A

----------
     (A) Member of Executive Committee
     (B) Member of Audit Committee
     (C) Member of Compensation Committee
     (D) Member of Retirement Benefits Committee

     (1) Of the amounts shown, direct salaries paid by the Company to Messrs. Ober, Truta and Koloski were $272,550, $181,700, and $69,000, respectively.

     (2) Of the Company's direct salaries, $8,297 for Mr. Ober, $8,295 for Mr. Truta, and $3,150 for Mr. Koloski, was deferred compensation under the Company's Employee Thrift Plan. Under the Employee Thrift Plan, the Company also makes contributions to match the contributions made by eligible employees (see "Employee Thrift Plan" below). Of the amounts shown, $16,594, $16,590, and $6,300 were plan contributions for Messrs. Ober, Truta, and Koloski, respectively. The non-employee Directors do not participate in the Employee Thrift Plan.

     (3) Of the amounts shown, $197,500, $114,550, and $63,000 were incentive compensation accrued for Messrs. Ober, Truta, and Koloski, respectively, in 2000 and deferred until January 2001.

     (4) In addition, $177,855 for Mr. Ober, $400,464 for Mr. Truta, and $238,923 for Mr. Koloski was the net gain realized by them upon the exercise of stock appreciation rights during 2000 granted under the Company's Stock Option Plan (see "Stock Option Plan" below). These sums are in addition to the aggregate remuneration amounts shown in this summary table.

     (5) The Company has a noncontributory Employees' Retirement Plan. No contributions were made by the Company to this plan in 2000.

     Messrs. Ober, Truta, and Koloski also received direct salaries, deferred compensation, thrift plan contributions, and incentive compensation from Petroleum, which amounts were included in this summary table in years prior to 1999.

Stock Option Plan

     On December 12, 1985, the Company's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase shares of Common Stock of the Company, together with related stock appreciation rights. As of December 31, 2000, (i) the number of shares subject to outstanding options under the Plan was 339,403 and (ii) the number of shares available for future grants under the Plan was 1,310,585, in each case as adjusted to reflect the 3-for-2 stock split effected by the Company on October 19, 2000. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of four members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

     The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Company's stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Company for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2003.

     The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Company with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

     No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of grant of the option and one year of the acquisition of such shares.


Employee Thrift Plan

     Employees of the Company who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 9 regarding 2000 contributions for the officers and directors identified therein). The Company (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Company. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in a money market fund, an intermediate bond fund, Common Stock of the Company or of Petroleum, or a combination thereof. The Company's contributions are invested entirely in its Common Stock. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.


Employees' Retirement Plan

     The employees of the Company with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Company on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's final thirty-six months average annual salary, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 55% of the final thirty-six months' average annual salary including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

     On March 10, 1988, the Board of Directors of the Company unanimously approved a supplemental retirement benefits plan (the "Supplemental Plan") for employees of the Company. On June 11, 1998, the Supplemental Plan was amended and restated as of January 1, 1998. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Company described above. In accordance with such limitations, the annual benefit payable under the Company's retirement plan may not exceed the lesser of $140,000 for 2001 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $140,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

     The Supplemental Plan authorizes the Company to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Company as benefits become due. The Company has established a funding vehicle using life insurance policies owned by the Company for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made concurrently with and in the same form as payment of benefits under the Company's retirement plan. During 2000, the Company made payments of $18,844 under the Supplemental Plan.


Brokerage Commissions
     During the past fiscal year, the Company paid brokerage commissions in the amount of $581,811 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the American Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Company. The average per share commission rate paid by the Company was $0.0606. No commissions were paid to an affiliated broker.

Portfolio Turnover

     The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:



       2000               1999                 1998
-----------------   ----------------   --------------------
         12.74%             15.94 %                 22.65%

Expense Ratio

     The ratio of expenses to the average net assets of the Company for the past three years has been as follows:



      2000            1999              1998
----------------   ----------   -------------------
         0.24%         0.32%                 0.22%

(b) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Investment Company Act of 1940 (the "Act") requires, in effect, that the Company's independent accountants be selected by a majority of the members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Company; that such selection be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Company, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, independent accountants, which firm was the Company's principal auditor during the year 2000, has been selected as independent accountants of the Company to audit the books and accounts of the Company for or during the year ending December 31, 2001, by a majority of those members of the Board of Directors who were not "interested persons" of the Company, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all the votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. The Company has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Company.

     The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

                         - - - - - - - - - - - - - - -

(c) OTHER MATTERS AND ANNUAL REPORT

     As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     The Annual Report of the Company for the year ended December 31, 2000, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 27, 2001. A copy of the Company's Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by telephoning Lawrence L. Hooper, Jr., Vice President, Secretary and General Counsel, at (800) 638-2479 or by sending Mr. Hooper an e-mail message at contact@adamsexpress.com.

     The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Company will pay CIC a fee for its services not to exceed $5,500 and will reimburse CIC for its expenses, which the Company estimates will not exceed $2,500.


(d) STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting must be received at the office of the Company, Seven St. Paul Street, Baltimore, MD 21202, no later than October 26, 2001.

     In addition, pursuant to the Company's By-laws, stockholder proposals for consideration at the 2002 Annual Meeting which are not to be included in the Company's proxy statement and form of proxy must be received at the office of the Company at the address listed in the preceding paragraph no later than January 25, 2002, in order to be eligible for presentation at the 2002 Annual Meeting. Should the Company determine to allow a stockholder proposal that is received by the Company after January 25, 2002 to be presented at the 2002 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

                                                                        APPENDIX

                           THE ADAMS EXPRESS COMPANY

                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

          1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

          2. in its oversight of the Company's financial statements and the independent audit thereof;

          3. in nominating the outside auditors to be proposed for shareholder approval in any proxy statement, evaluating and, where deemed appropriate, replacing the outside auditors; and

          4. in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

     The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement.)

     The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board Standard No. 1.

III. Meetings of the Audit Committee: The Audit Committee shall meet at least two times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management and with the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

          1. with respect to the outside auditor,

               (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

               (ii) to review the fees charged by the outside auditors for audit and nonaudit services;

               (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

               (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

          2. with respect to financial reporting principles and policies and internal audit controls and procedures:

               (i) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

               (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                    o deficiencies noted in the audit in the design or operation of internal controls;
                    o    consideration of fraud in a financial statement audit;
                    o    detection of illegal acts;
                    o the outside auditor's responsibility under generally accepted auditing standards;
                    o    significant accounting policies;
                    o    management judgments and accounting estimates;
                    o    adjustments arising from the audit;
                    o the responsibility of the outside auditor for other information in documents containing audited financial statements;
                    o    disagreements with management;
                    o    consultation by management with other accountants;
                    o major issues discussed with management in performing the audit;
                    o difficulties encountered with management in performing the audit;

                    o the outside auditor's judgments about the quality of the entity's accounting principles; and
                    o reviews of interim financial information conducted by the outside auditor;

              (iii) to meet with management and/or the outside auditors:

                    o    to discuss the scope of the annual audit;
                    o    to discuss the audited financial statements;
                    o to discuss any significant matters arising from any audit or report or communication referred to in item 2(ii) above, whether raised by management or the outside auditors, relating to the Company's financial statements;
                    o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders in the annual report to shareholders;
                    o to review annually management's program to monitor compliance with the Company's code of ethics and policy on insider trading;
                    o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and
                    o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

               (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and


               (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

          3. with respect to reporting and recommendations,

               (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;


               (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

               (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.